Exhibit 99.2

INVESTOR PRESENTATION MAY 2021 v MAY 2021 Investor Presentation

INVESTOR PRESENTATION MAY 2021 Disclaimers 2 NON - GAAP FINANCIAL MEASURES As required by the rules of the Securities and Exchange Commission ("SEC"), we provide reconciliations of the non - GAAP financial measures contained in this presentation to the most directly comparable measure under GAAP, which are set forth in the financial tables attached to this document . This document contains the following non - GAAP financial measures : adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”) and adjusted EBITDA margin for the three - month periods ended March 31 , 2021 and 2020 on a consolidated basis ; adjusted EBITDA and adjusted EBITDA excluding truckload for the twelve - month periods ended December 31 , 2020 , 2019 , 2018 , 2017 , 2016 and 2015 ; free cash flow for the three - month periods ended March 31 , 2021 and 2020 , and the twelve - month periods ended December 31 , 2020 , 2019 , 2018 , 2017 , 2016 and 2015 ; adjusted net income attributable to common shareholders and adjusted earnings per share (basic and diluted) (“adjusted EPS”) for the three - month periods ended March 31 , 2021 and 2020 ; adjusted EBITDA, adjusted operating income and adjusted operating ratio for our North American less - than - truckload business for the three - month periods ended March 31 , 2021 and 2020 and the twelve - month periods ended December 31 , 2020 , 2019 , 2018 , 2017 , 2016 and 2015 ; and net debt and net leverage as of March 31 , 2021 . We believe that the above adjusted financial measures facilitate analysis of our ongoing business operations because they exclude items that may not be reflective of, or are unrelated to, XPO and its business segments' core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses . Other companies may calculate these non - GAAP financial measures differently, and therefore our measures may not be comparable to similarly titled measures of other companies . These non - GAAP financial measures should only be used as supplemental measures of our operating performance . Adjusted EBITDA, adjusted net income attributable to common shareholders and adjusted EPS include adjustments for transaction and integration, as well as restructuring costs and other adjustments as set forth in the attached tables . Transaction and integration adjustments are generally incremental costs that result from an actual or planned acquisition, divestiture or spin - off and may include transaction costs, consulting fees, retention awards, and internal salaries and wages (to the extent the individuals are assigned full - time to integration and transformation activities) and certain costs related to integrating and converging IT systems . Restructuring costs primarily relate to severance costs associated with business optimization initiatives . Management uses these non - GAAP financial measures in making financial, operating and planning decisions and evaluating XPO's and each business segment's ongoing performance . We believe that free cash flow is an important measure of our ability to repay maturing debt or fund other uses of capital that we believe will enhance stockholder value . We calculate free cash flow as net cash provided by operating activities, less payment for purchases of property and equipment plus proceeds from sale of property and equipment . We believe that adjusted EBITDA, adjusted EBITDA margin and adjusted EBITDA excluding truckload improve comparability from period to period by removing the impact of our capital structure (interest and financing expenses), asset base (depreciation and amortization), tax impacts and other adjustments as set out in the attached tables that management has determined are not reflective of core operating activities and thereby assist investors with assessing trends in our underlying businesses . We believe that adjusted net income attributable to common shareholders and adjusted EPS improve the comparability of our operating results from period to period by removing the impact of certain costs and gains that management has determined are not reflective of our core operating activities, including amortization of acquisition - related intangible assets . We believe that adjusted operating income and adjusted operating ratio for our North American less - than - truckload business improve the comparability of our operating results from period to period by ( i ) removing the impact of certain transaction and integration and restructuring costs, as well as amortization expenses ; and (ii) including the impact of pension income incurred in the reporting period as set out in the attached tables . We believe that net debt and net leverage are important measures of our overall liquidity position and are calculated by removing cash and cash equivalents from our reported total debt and reporting net debt as a ratio of our last twelve - month reported adjusted EBITDA . With respect to our full year 2021 financial targets for adjusted EBITDA, adjusted diluted EPS and free cash flow, a reconciliation of these non - GAAP measures to the corresponding GAAP measures is not available without unreasonable effort due to the variability and complexity of the reconciling items described above that we exclude from these non - GAAP target measures . The variability of these items may have a significant impact on our future GAAP financial results and, as a result, we are unable to prepare the forward - looking statement of income and statement of cash flows prepared in accordance with GAAP that would be required to produce such a reconciliation . FORWARD - LOOKING STATEMENTS This document includes forward - looking statements within the meaning of Section 27 A of the Securities Act of 1933 , as amended, and Section 21 E of the Securities Exchange Act of 1934 , as amended, including our future growth prospects for EBITDA in our North American less - than - truckload business, our company's potential profit growth opportunity, our company’s full year 2021 financial targets for adjusted EBITDA, depreciation and amortization (excluding acquisition - related amortization expense), interest expense, effective tax rate, adjusted diluted EPS, gross capital expenditures, net capital expenditures and free cash flow, as well as our company’s planned spin - off of its logistics segment and its plan to pursue an investment - grade credit rating . All statements other than statements of historical fact are, or may be deemed to be, forward - looking statements . In some cases, forward - looking statements can be identified by the use of forward - looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory” or the negative of these terms or other comparable terms . However, the absence of these words does not mean that the statements are not forward - looking . These forward - looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances . These forward - looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward - looking statements . Factors that might cause or contribute to a material difference include the risks discussed in our filings with the SEC and the following : economic conditions generally ; the severity, magnitude, duration and aftereffects of the COVID - 19 pandemic and government responses to the COVID - 19 pandemic ; our ability to align our investments in capital assets, including equipment, service centers and warehouses, to our customers' demands ; our ability to implement our cost and revenue initiatives ; our ability to successfully integrate and realize anticipated synergies, cost savings and profit improvement opportunities with respect to acquired companies ; matters related to our intellectual property rights ; fluctuations in currency exchange rates ; fuel price and fuel surcharge changes ; natural disasters, terrorist attacks or similar incidents ; risks and uncertainties regarding the potential timing and expected benefits of the proposed spin - off of our logistics segment, including final approval for the proposed spin - off and the risk that the spin - off may not be completed on the terms or timeline currently contemplated, if at all ; the impact of the proposed spin - off on the size and business diversity of our company ; the ability of the proposed spin - off to qualify for tax - free treatment for U . S . federal income tax purposes ; our ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems ; our substantial indebtedness ; our ability to raise debt and equity capital ; fluctuations in fixed and floating interest rates ; our ability to maintain positive relationships with our network of third - party transportation providers ; our ability to attract and retain qualified drivers ; labor matters, including our ability to manage our subcontractors, and risks associated with labor disputes at our customers and efforts by labor organizations to organize our employees ; litigation, including litigation related to alleged misclassification of independent contractors and securities class actions ; risks associated with our self - insured claims ; risks associated with defined benefit plans for our current and former employees ; and governmental regulation, including trade compliance laws, as well as changes in international trade policies and tax regimes ; governmental or political actions, including the United Kingdom's exit from the European Union ; and competition and pricing pressures . All forward - looking statements set forth in this deck are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations . Forward - looking statements set forth in this deck speak only as of the date hereof, and we do not undertake any obligation to update forward - looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law .

INVESTOR PRESENTATION MAY 2021 Table of contents 3 KEY FACTORS DRIVING GROWTH AND RETURNS 4 BUSINESS OVERVIEW 5 Q1 2021 KEY FINANCIAL RESULTS 8 GXO: LOGISTICS 14 XPO: TRANSPORTATION 23 SUPPLEMENTAL MATERIALS 39 APPENDIX 53

INVESTOR PRESENTATION MAY 2021 Key factors driving growth and returns 4 Scale positions in large, growing markets ▪ Core markets are large, fragmented and growing, providing multiple opportunities to grow the business organically and through M&A ▪ Market - leading positions across business units, with each strategically benefiting from technology, scale and long - tenured customer relationships Poised to benefit from secular macro tailwinds across all major service lines ▪ Accelerating consumer shift to e - commerce is driving significant gains in both the logistics and transportation businesses ▪ Industrial recovery is turbocharging demand, particularly in our North American LTL business Accelerating momentum in the less - than - truckload business ▪ Largest operating margin improvement in the LTL industry over the last five years; now with the second highest margin in the industry ▪ LTL operational improvements and technology initiatives are expected to drive further growth and margin expansion Best - in - class brokerage platform with digital advantage ▪ Record - setting recent performance, as business continues to execute in a white - hot market; asset - light model converts top - line growth into free cash flow and high ROIC ▪ Proprietary digital brokerage technology is a key strategic advantage in a fast - growing market where shippers are increasingly outsourcing truckload shipments to brokers Major growth drivers are fueling logistics business ▪ COVID has accelerated the growth in e - commerce and the shift to outsourced logistics; both increase demand for our logistics services ▪ Warehouses are becoming increasingly automated for efficiency, speed and safety; we are well - positioned to capitalize on our first - mover advantage as a technology leader in the space Experienced management team with a track record of delivering results ▪ Deep bench of experienced leaders in each business line, with a long history of generating growth, expanding margins and delivering value to shareholders ▪ XPO has beaten consensus estimates for four quarters running, with substantial beats in Q1 2021 and all of H2 2020

INVESTOR PRESENTATION MAY 2021 Business overview

XPOLogistics

Planned spin-off will create two pure-play industry powerhouses

XPOLogistics

KEY TRANSPORTATION METRICS[1]

62% OF 2020 COMPANY REVENUE

Leading global provider of freight transportation, primarily truck brokerage and less-than-truckload (LTL) services

TTM revenue	$10.7 billion
Locations	727
Countries of operation	18

- Third largest provider of LTL transportation in North America and a leading LTL network in Western Europe
- Second largest truck brokerage provider worldwide
- Innovator in digital brokerage transactions, with one of the industry's most rapidly adopted, fully automated freight management platforms: XPO Connect™

GXO

KEY LOGISTICS METRICS[1]

38% OF 2020 COMPANY REVENUE

Second largest contract logistics provider globally, with one of the largest outsourced e-commerce fulfillment platforms

TTM revenue	$6.6 billion
Warehouses	885
Countries of operation	27

- Asset-light business characterized by long-term, contractual relationships with high retention rates and low cyclicality
- 210 million sq. ft.[1] of warehouse space (99 million sq. ft. in North America; 104 sq. ft. million in Europe; 7 million sq. ft. in Asia)
- Innovator in advanced warehouse automation, including robots, cobots, goods-to-person systems and wearables

[1] As of March 31, 2021

Note: The company expects to complete the spin-off of its logistics segment in the second half of 2021; there can be no assurance the spin-off will happen, or of its timing or terms

Note: Historical results are not necessarily indicative of the results that may be expected in the future or for the standalone businesses after the spin-off

INVESTOR PRESENTATION MAY 2021

6

XPOLogistics

~$500 million average annual investment in innovative supply chain technology

KEY TECHNOLOGY BY SERVICE LINE

LOGISTICS

- Proprietary warehouse management system manages all distribution processes and warehouse operations
- Provides in-house control of robotics and other advanced automation
- Integrates transportation and logistics services for retail, e-commerce, omnichannel and manufacturing customers using XPO Direct™
- Improves productivity in warehouse operations by rightsizing labor resources with XPO Smart™ analytics

LESS-THAN-TRUCKLOAD

- Network optimization tools improve LTL linehaul, pickup-and-delivery and routing
- Proprietary algorithms with machine learning assimilate constant inflows of data
- Visibility facilitates selling LTL across additional verticals
- Improves the efficiency of cross-dock operations with XPO Smart™ analytics

TRUCK BROKERAGE

- Proprietary XPO Connect™ marketplace with machine learning drives end-to-end efficiency in brokered freight transactions
- Fully automated platform integrates Freight Optimizer capacity management engine
- Automates carrier matching to optimal loads
- Lowers environmental impact by reducing empty truck miles
- Gives carriers access to XPO Connect™ from their trucks with Drive XPO™ app

~1,700 technology professionals focus on continuously improving results

INVESTOR PRESENTATION MAY 2021 7

INVESTOR PRESENTATION MAY 2021 Q1 2021 key financial results

INVESTOR PRESENTATION MAY 2021 Industry - leading growth in revenue and adjusted EBITDA 9 REVENUE ADJUSTED EBITDA Note: Both charts exclude the impact of the North American truckload unit divested in October 2016 Refer to the “Non - GAAP Financial Measures” section on page 2 and Appendix for related information 7,533 14,188 15,381 17,279 16,648 16,252 0 4,000 8,000 12,000 16,000 20,000 2015 2016 2017 2018 2019 2020 474 1,168 1,367 1,562 1,668 1,393 0 250 500 750 1,000 1,250 1,500 1,750 2,000 2015 2016 2017 2018 2019 2020 2021F 1,825 – 1,875 $ in millions $ in millions

INVESTOR PRESENTATION MAY 2021 Strong free cash flow generation 10 FREE CASH FLOW Note: 2016 and 2017 data have been recast to reflect the impact of Accounting Standards Update 2016 - 2018 Refer to the “Non - GAAP Financial Measures” section on page 2 and Appendix for related information $ in millions (98) 208 399 694 628 554 650 – 725 -125 0 125 250 375 500 625 750 2015 2016 2017 2018 2019 2020 2021F - 125

INVESTOR PRESENTATION MAY 2021 Balance sheet and liquidity as of March 31, 2021 11 NET DEBT 1 $4.6 billion CASH AND CASH EQUIVALENTS $629 million NET LEVERAGE 2 3.1x TOTAL LIQUIDITY $1.7 billion Recent activities ▪ In January, the company redeemed $1.2 billion of 6.5% Senior Notes due 2022 ▪ In March, the company refinanced its $2.0 billion term loan, reducing the interest spread by three - eighths of a point ▪ No significant debt maturities until September 2023 ▪ Substantially all convertible preferred stock converted into common stock in December 2020 1 Calculated as total debt of $5.25 billion less cash and cash equivalents of $629 million 2 Calculated as net debt of $4.6 billion divided by TTM adjusted EBITDA of $1.5 billion Refer to the “Non - GAAP Financial Measures” section on page 2 and Appendix for related information

INVESTOR PRESENTATION MAY 2021 First quarter 2021 results 12 REVENUE $4.77 billion NET INCOME 1 $115 million DILUTED EARNINGS PER SHARE $1.02 ADJUSTED NET INCOME 1 $164 million ADJUSTED DILUTED EARNINGS PER SHARE ADJUSTED EBITDA $443 million CASH FLOW FROM OPERATIONS $173 million FREE CASH FLOW $69 million $1.46 Commentary ▪ Revenue was the highest of any quarter in XPO’s history, increasing by 24% from prior year Q1 revenue of $3.86 billion ▪ Operating income increased by 149% from prior year Q1 operating income of $81 million ▪ Adjusted EBITDA was the highest of any first quarter in XPO’s history, increasing by 33% from prior year Q1 adjusted EBITDA of $333 million ▪ Adjusted diluted EPS increased by 112% from prior year Q1 adjusted diluted EPS of $0.69 ▪ Q1 EBITDA margin of 9.3% is ~70 basis points higher than prior year Three months ended March 31, 2020 1 Net income attributable to common shareholders Refer to the “Non - GAAP Financial Measures” section on page 2 and Appendix for related information

INVESTOR PRESENTATION MAY 2021 2021 guidance excludes impacts associated with the planned spin - off of the logistics segment previously announced; assumes 113 m illion diluted shares outstanding. ADJUSTED EBITDA $1.825 billion – $1.875 billion, a year - over - year increase of 31% to 35% DEPRECIATION AND AMORTIZATION 1 $625 million – $645 million INTEREST EXPENSE $270 million – $280 million EFFECTIVE TAX RATE 24% – 26% GROSS CAPITAL EXPENDITURES $650 million – $700 million ADJUSTED DILUTED EPS $5.90 – $6.50 $650 million – $725 million Full year 2021 guidance, updated May 3, 2021 13 1 Excludes $145 million of acquisition - related amortization expense Refer to the “Non - GAAP Financial Measures” section on page 2 NET CAPITAL EXPENDITURES FREE CASH FLOW $500 million – $550 million

INVESTOR PRESENTATION MAY 2021 GXO: Logistics

INVESTOR PRESENTATION MAY 2021 US 35% France 10% UK 27% Spain 7% Other 21% Retail / E - commerce … Food and beverage 13% Consumer packaged goods 13% Consumer technology 11% Other 23% GXO will be the second largest contract logistics provider globally Logistics is an asset - light business characterized by long - term contractual relationships with high renewal rates and low cyclicality. It includes the management and distribution of goods, order fulfillment, reverse logistics and other services. ▪ Industry size, North America and Europe: ~ $130 billion 1 ▪ GXO’s share of addressable market: 5% ▪ Average tenure of top 20 customers: 15 years ▪ Largest customer as % of 2021E revenue: 3% ▪ Growth driven by e - commerce, outsourcing and customer demand for warehouse automation REVENUE BY GEOGRAPHY 2 1 Source: Third - party industry research; refers to contract logistics 2 TTM as of March 31, 2021 15 REVENUE BY VERTICAL 2

INVESTOR PRESENTATION MAY 2021 Global leader in warehouse automation, expertise and quality of performance 16 Strong positioning in a fast - growing industry with massive tailwinds ▪ #2 contract logistics provider in a $130 billion industry in North America and Europe, with 5% share ▪ Well - positioned to continue to benefit from the rapid growth in e - commerce and reverse logistics, customer demand for warehouse automation and the secular trend toward outsourcing ▪ Largest outsourced e - commerce fulfilment platform in Europe and a leading platform for e - commerce and reverse logistics in North America Robust technological differentiation ▪ Global leader in innovation, capitalizing on the increasing complexity of supply chains, as B2C companies turn to 3PL partners to help them meet consumer demands ▪ Integrated technology solutions for warehouse management, intelligent automation, predictive analytics and labor productivity are valued by customers Long - term customer relationships in attractive verticals ▪ Blue - chip customer base with 15 - year average tenure of top 20 customers ▪ Long - term relationships with world - class brands, including more than a third of the Fortune 100 ▪ Deep roots in sectors with high - growth outsourcing opportunities, such as retail and e - commerce, food and beverage, consumer packaged goods and consumer technology Resilient business model with multiple drivers of profitable growth ▪ Long runway for margin expansion through ongoing technology deployments and an asset - light business model (maintenance capex <1.5% of revenue) ▪ Proven resilience across cycles, with strong free cash flow generation ▪ Majority of revenue tied to multi - year contracts, with high visibility into revenue and earnings Experienced and cohesive leadership ▪ Hands - on executive team with decades of logistics experience; focused on winning ▪ Long track record of delivering above - industry performance with multinational operations ▪ Successful leaders of an entrepreneurial, inclusive and team - oriented culture

INVESTOR PRESENTATION MAY 2021 TTM revenue 1 $6.6 billion Countries of operation 27 Warehouses 885 Team members 2 ~93,000 Total warehouse space ~ 210 million sq. ft. – Capacity in Europe ~ 104 million sq. ft. – Capacity in North America ~ 99 million sq. ft. – Capacity in Asia ~ 7 million sq. ft. Key metrics for global logistics business 17 1 As of March 31, 2021 2 ~66,000 employees and ~ 27 ,000 temporary workers

INVESTOR PRESENTATION MAY 2021 XPO has decades of vertical expertise and prominent customers 18 TOP VERTICALS % REVENUE TTM 3/31/21 Ecommerce and retail Food and beverage Consumer packaged goods Consumer technology 11% 13% 13% 40% XPO’s top four verticals account for ~77% of annual global logistics revenue

INVESTOR PRESENTATION MAY 2021 19 Customization positions GXO as a mission - critical partner for customers Differentiated by consistently superior outcomes tailored to customer expectations ▪ Drives significant improvements in labor productivity and throughput ▪ In - house control with warehouse management system facilitates redeployment between projects ▪ Purpose - built solutions optimize warehouse capacity and flexibility ▪ Customizable systems for handling complex product returns solve a fast - growing need for companies faced with burgeoning returns ▪ Full lifecycle management of returned merchandise ▪ Strategic collaboration to help customers achieve ESG goals ▪ C hannel - specific boxing and labeling ▪ Order personalization ▪ Supply chain optimization ▪ Demand forecasting REVERSE LOGISTICS AND AFTERMARKET SUPPORT ADVANCED AUTOMATION AND ROBOTICS HIGH - VALUE - ADD SERVICES

INVESTOR PRESENTATION MAY 2021 20 Intelligent warehouse automation generates measurable improvements ROBOTICS GOODS - TO - PERSON SYSTEMS ADVANCED SORTATION SYSTEMS VISION TECHNOLOGY ▪ Automation delivers reliable, consistent outcomes for customers, with increased speed and accuracy ▪ Warehouse management platform integrates several types of automation as an integrated solution ▪ First - mover advantage with advanced automation; strongly differentiates XPO as logistics partner of choice ▪ Robotics work cooperatively with humans or as standalone solutions ▪ Collaborative robots and autonomous goods - to - person systems overcome space and labor constraints; can move between projects and sites 4 - 6x productivity improvement with employees supported by goods - to - person systems 2x productivity improvement with employees who work alongside cobots

XPOLogistics

Intelligent analytics deliver average productivity improvement of 5% to 7%

Proprietary XPO Smart™ suite of productivity tools optimizes ~$3 billion of variable labor cost in logistics operations

- Provides deep visibility into current warehouse labor activities in real time, as well as pre-scheduled labor for future periods
- Manages major productivity levers simultaneously, including full-time labor, part-time labor, length of work shift, scheduling and overtime hours
- Implemented in over 85% of warehouses in North America and ~60% of warehouses in Europe as of Q1 2021



Large upside going forward, as machine learning continues to boost productivity through actionable business intelligence

INVESTOR PRESENTATION MAY 2021
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XPOLogistics

XPO Direct™ flexible distribution network in North America

XPO Direct™ is a national distribution solution that gives customers fluid fulfillment with more flexibility than traditional distribution models, and at lower cost:

- Reduces customers' fixed costs and large capital investments by sharing warehouses, logistics processes, labor and technology with other XPO customers
- Reduces goods-in-transit time by repositioning inventory close to target populations as demand patterns change

ADVANTAGES FOR CUSTOMERS

- Retailers, e-tailers and manufacturers have access to logistics scale, expertise and technology without adding high-fixed-cost distribution centers
- Shortens time from consumer order to delivery, and reduces response time for retail stocking and store replenishment
- Cutting-edge technology already in place for ease of doing business at both ends of distribution, including predictive analytics to help plan inventory flows
- Customers can reposition inventory within 1- and 2-day ground delivery range of ~99% of the US population as demand patterns change
- Service agility enhances brands

ADVANTAGES FOR XPO

- Strongly differentiates XPO from other logistics providers in the marketplace
- Increases utilization of existing warehouses and other resources
- Leverages XPO's transportation and logistics solutions in combination:
  - Facilities serve as strategically located stockholding sites and cross docks that can be utilized by multiple customers at the same time
  - Transportation needs are supported by the company's brokered, contracted and owned capacity

XPO Direct™ is achieving profitability in second full year of operations

INVESTOR PRESENTATION MAY 2021 22

INVESTOR PRESENTATION MAY 2021 XPO: Transportation

INVESTOR PRESENTATION MAY 2021 Less - than - truckload (LTL)

INVESTOR PRESENTATION MAY 2021 XPO is a top three provider of LTL service in North America 25 LTL is the transportation of a quantity of freight that is larger than a parcel but too small to require an entire truck, often shipped on pallets. Freight for different customers are consolidated in the same trailer. ▪ Industry size, North America: ~ $42 billion 1 ▪ XPO’s share of addressable market: 8% ▪ Q1 2021 adjusted operating ratio: 84.3% 2 ▪ Largest customer as a % of annual revenue: 2% ▪ Growth driven by a favorable industry environment, large - player advantage and idiosyncratic initiatives for margin expansion LOW CUSTOMER CONCENTRATION RISK Customer 1 2% Customers 2 - 5 5% Customers 6 - 10 4% Customers 11 - 20 5% Others 84% 1 Source: Third - party research 2 Excludes gains from sales of real estate Refer to the “Non - GAAP Financial Measures” section on page 2 and Appendix for related information Revenue, TTM March 31, 2021 North America

INVESTOR PRESENTATION MAY 2021 26 Dramatic improvement since 2015 acquisition, with significantly more upside ahead ▪ XPO has the second best adjusted operating ratio in the North American LTL industry ▪ Resilient cash flow generation achieved through diligent working capital and capex management XPO technology addresses each component of service to drive end - to - end margin expansion ▪ Algorithms balance network, create efficiencies in linehaul, load - building and routing ▪ Intelligent analytics optimize labor resources, increase motor moves on cross - docks XPO pricing software reduces cost, improves utilization ▪ Digital capabilities automate pricing for small to mid - sized accounts ▪ Elasticity models help inform pricing decisions for larger accounts Industry fundamentals favorable for long - term expansion ▪ Industry characterized by rational pricing dynamics ▪ Early rebound in the industrial economy will increasingly benefit XPO ▪ Growth of e - commerce is driving retail shipments to LTL carriers National providers have a strong advantage ▪ XPO is one of the few US providers with coast - to - coast scale and visibility ▪ Covers every US state, including Alaska and Hawaii, and ~ 99% of all postal codes North American LTL on track for at least $1 billion of adjusted EBITDA in 2022

INVESTOR PRESENTATION MAY 2021 TTM revenue 1 $3.6 billion Locations 291 Team members 2 ~20,900 Number of tractors / trailers ~ 7,900 / 25,000 Shipments per year 3 ~12.4 million Key metrics for XPO’s North American LTL business 27 1 As of March 31, 2021, North America only 2 ~20,700 employees and ~ 200 temporary workers 3 FY 2020 Over 30 years of experience and deep relationships with domestic and cross - border customers

INVESTOR PRESENTATION MAY 2021 +960 basis point improvement in operating margin 2015 – 2020, with more to come Company - specific initiatives are optimizing every component of LTL service 28 North American LTL’s dramatic margin expansion is being driven by technology implementations and operational excellence. ▪ Powerful software developed by XPO specifically for LTL ▪ Dynamic routing optimizes pickups and deliveries, with real - time digital visibility ▪ Automated load - building tools improve trailer utilization for best use of assets and drivers ▪ Data - driven pricing tools lower cost to serve smaller accounts and optimize pricing for larger accounts 1 Adjusted operating margin is the inverse of adjusted operating ratio Refer to the “Non - GAAP Financial Measures” section on page 2 and Appendix for related information INDUSTRY - BEST IMPROVEMENT IN ADJUSTED OPERATING MARGIN 1 7% 16% 2015 2020

INVESTOR PRESENTATION MAY 2021 XPO Smart Œ intelligent productivity tools optimize LTL variable labor spend 29 Proprietary technology uses machine learning to become continually smarter at site - specific optimization ▪ Analyzes all major productivity levers simultaneously, giving managers the data to make the best overall decisions about full - time labor, part - time labor, length of work shift, scheduling and overtime hours ▪ Drives more motor moves per hour on LTL cross - docks, with high engagement of dockworkers and drivers ▪ Provides visibility into cross - dock labor activity in real time, as well as pre - scheduled labor for future periods ▪ Helps managers understand the future impact of operational decisions through site - specific modeling ▪ Takes turnover and training time into account when mapping productivity Implemented in 100% of North American LTL network, with significant productivity enhancements expected when fully utilized XPO IMAGE – IINSIDE OF LTL TRAILER

INVESTOR PRESENTATION MAY 2021 A leading provider of LTL transportation in France, Spain and UK 30 #1 LTL provider in France and Spain #3 LTL provider in the UK Optimal operating model utilized for each national market: contracted capacity, owned capacity or blended capacity ▪ Approximately 100 LTL locations serving countries across Europe ▪ Ability to transport freight from a single pallet to full truckload ▪ Over 61,000 pallets delivered daily over domestic and international networks

INVESTOR PRESENTATION MAY 2021 Truck brokerage

INVESTOR PRESENTATION MAY 2021 Retail / E - commerce 24% Food and beverage 20% Industrial / manufacturing 18% Logistics and Transportation 14% Other 24% XPO is a brokerage leader with first - mover advantage in digital technology 32 Truck brokerage is a non - asset business that facilitates the movement of a quantity of freight requiring a full truckload, typically from a single shipper. A broker purchases truck capacity from independent carriers. ▪ Industry size, North America: ~ $360 billion 1 ▪ XPO’s share of addressable market: 3% ▪ Average tenure of top 10 customers: 13 years ▪ Growth driven by digital capabilities for shippers and carriers, access to massive capacity and the agility to adapt to changes in supply chains HEALTHY REVENUE DIVERSIFICATION BY VERTICALS 1 Source: Third - party research; total truckload industry size, including brokerage component Revenue, TTM March 31, 2021 North America

XPOLogistics

Compelling value proposition underpins long track record of outperformance

Critical scale and capacity	▪ #2 broker worldwide; #3 in North America, with $1.9 billion revenue TTM March 31, 2021 ▪ A top three transportation provider across the UK, France, Spain, Portugal and Morocco
Robust industry tailwinds	▪ Secular outsourcing trend to brokers, particularly those with digital capabilities ▪ Acceleration of e-commerce and omnichannel retail demand coming out of COVID
Nimble business model	▪ Agile, non-asset business model with a variable labor structure generates substantial return on investment ▪ Strong operating leverage, with modest capex requirements
Durable commercial edge	▪ Long-tenured base of blue-chip customer relationships, with low concentration risk ▪ Prominent brands are highly referenceable in strategically important verticals ▪ ~81,000 independent carriers globally, with over 1 million accessible trucks
In-demand technology	▪ Proprietary digital platform, XPO Connect™, excels at efficiency through automation ▪ Investments in digitization and visibility have created clear differentiation
Double-digit EBITDA growth	▪ Pricing optimization, automation and sales/margin discipline are driving profitability ▪ Outsized free cash flow conversion to EBITDA

XPO continues to substantially outperform major brokerage competitors in North America

INVESTOR PRESENTATION MAY 2021

33

INVESTOR PRESENTATION MAY 2021 Proportion of outsourced freight transportation is shifting from asset - based trucking companies to brokers, as shippers seek more reliable access to capacity and agility 6% 7% 7% 7% 8% 9% 10% 10% 10% 11% 11% 12% 12% 13% 14% 14% 16% 17% 19% 20% 21% 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 BROKER PENETRATION OF US TRUCKLOAD INDUSTRY Source: Third - party industry research Brokers have been steadily capturing truckload share for decades 34

INVESTOR PRESENTATION MAY 2021 REVENUE GROWTH 2013 – 2019 ⏤ XPO BROKERAGE VS INDUSTRY XPO’s brokerage revenue CAGR has outperformed the industry by more than 3x 35 US brokerage industry size $38 – 41 billion $58 – 61 billion 2013 2019 Source: Third - party research

INVESTOR PRESENTATION MAY 2021 XPO CONNECT 䉼 DIGITAL BROKERAGE PLATFORM DELIVERS VALUE FOR SHIPPERS, CARRIER S AND XPO CUSTOMER FUNCTIONALITY CARRIER FUNCTIONALITY PERSONALIZED FREIGHT MANAGEMENT TAILORED CAPACITY MANAGEMENT ▪ Posts loads and buys different kinds of truck capacity online through a single point of access ▪ Leverages analytics for planning and peak management ▪ Provides real - time visibility of shipments in transit ▪ Posts available capacity based on preferences for freight type and other parameters ▪ Books load on the web or via the Drive XPO Œ mobile app ▪ Optimizes equipment utilization and driver’s use of time ▪ Customizes personal dashboard and self - service analytics for freight management ▪ Enhances productivity of spend with direct access to data histories and KPIs ▪ Tailors screen displays to match shipper needs ▪ Analyzes trends in spot rates, driving conditions and other factors that impact bids on loads ▪ Locates opportunities based on geography, equipment specs, freight type and timing of loads XPO is accelerating revenue and margin expansion as a digital broker 36 Provides deep visibility into available capacity and market conditions

INVESTOR PRESENTATION MAY 2021 ▪ Proprietary mobile app gives drivers access to the XPO Connect Ʀ platform from the road ▪ Fully automated transactions, tracking solution and intuitive tools for bidding, booking loads and more ▪ Enhances access to truckload capacity for XPO customers regardless of market conditions FREIGHT MANAGEMENT CARRIER SCORE AND REWARDS CAPACITY POSTING LOAD BOOKING Truck drivers have downloaded the Drive XPO Œ app over 400,000 times 37

INVESTOR PRESENTATION MAY 2021 Total Drive XPO app downloads Total registered carrier users Total registered customer users XPO CONNECT Œ CARRIERS Total digital brokerage orders Note: All data is cumulative XPO CONNECT Œ CUSTOMERS 0 50,000 100,000 150,000 200,000 250,000 300,000 350,000 400,000 450,000 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 0 10,000 20,000 30,000 40,000 50,000 60,000 70,000 80,000 90,000 100,000 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 0 1,000 2,000 3,000 4,000 5,000 6,000 7,000 8,000 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 0 200,000 400,000 600,000 800,000 1,000,000 1,200,000 1,400,000 1,600,000 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 XPO’s digital marketplace is widely adopted and growing fast 38

INVESTOR PRESENTATION MAY 2021 Supplemental materials

INVESTOR PRESENTATION MAY 2021 40 Planned spin - off of the logistics segment In December 2020, XPO announced its plan to pursue a spin - off of its logistics segment as a separate, publicly traded company. The intended transaction would be generally tax - free for US federal income tax purposes to XPO shareholders, and would result in XPO shareholders owning stock in both companies. XPO subsequently announced that the new company would be named GXO Logistics. The company plans to achieve an investment - grade rating for each company: for GXO from day one, followed by XPO. If completed as planned, the spin - off will create two pure - play industry powerhouses with clearly delineated service offerings: ▪ GXO will be the second largest contract logistics provider in the world; and ▪ XPO will be a global provider of less than truckload (LTL) and truck brokerage services The transaction is currently expected to be completed in the second half of 2021, subject to various conditions, including th e effectiveness of a Form 10 registration statement, receipt of a tax opinion from counsel, the refinancing of XPO’s debt on terms satisfactory to the XPO board of directors and final approval by the XPO board of directors. There can be no assurance that a separation transaction will occur or, if one does occur, of its terms or timing.

INVESTOR PRESENTATION MAY 2021 Rationale for the GXO spin - off 41 Strategic focus ▪ XPO and GXO would both benefit from an undiluted focus on their specific strategic priorities and customer requirements Differentiation ▪ Each company can deepen its differentiation by enhancing the proprietary technology developed specifically for its service offering Flexibility ▪ Each company would have greater flexibility to tailor its decision - making, capital allocation and capital structure to its business strategy Aligned investor base ▪ Each standalone company would have an investor base aligned with a clear - cut value proposition and be valued separately by the investment community, potentially resulting in an increase in equity value that would benefit each of the businesses in executing its strategy Pure - play equity currency ▪ Each company would be able to attract and retain world - class talent by offering meaningful equity - based compensation that correlates closely to performance ▪ Each company’s ability to pursue accretive M&A would be enhanced with the benefit of an independent equity currency at a potentially higher value Currently expected to close in second half 2021

XPOLogistics

Highly skilled management team

LEADERSHIP	PRIOR EXPERIENCE
Brad Jacobs *Chief Executive Officer*	United Rentals, United Waste
Aroon Amarnani *Vice President, Strategy*	TIAA, Barclays Capital
Josephine Berisha *Chief Human Resources Officer*	Morgan Stanley
Tony Brooks *President, Less-Than-Truckload – North America*	Sysco, PepsiCo, Roadway
Erik Caldwell *President, Last Mile Logistics*	Hudson's Bay, Luxottica
Richard Cawston *Managing Director, Supply Chain – Europe*	Norbert Dentressangle, Asda
Ashfaque Chowdhury *President, Supply Chain – Americas and Asia Pacific*	New Breed
Troy Cooper *President*	United Rentals, United Waste
Matthew Fassler *Chief Strategy Officer*	Goldman Sachs
Bill Fraine *Division President, Sales and Operations, Supply Chain – Americas and Asia Pacific*	New Breed, FedEx
Luis-Angel Gómez Izaguirre *Managing Director, Transport – Europe*	Norbert Dentressangle
Maryclaire Hammond *Senior Vice President, Human Resources*	BP, Honeywell
Mario Harik *Chief Information Officer*	Oakleaf Waste Management

Note: Partial list in alphabetical order

INVESTOR PRESENTATION MAY 2021

42

XPOLogistics

Highly skilled management team (cont.)

LEADERSHIP	PRIOR EXPERIENCE
Tavio Headley *Vice President, Investor Relations*	Jefferies, American Trucking Associations
LaQuenta Jacobs *Chief Diversity Officer*	Delta Air Lines, Home Depot, Turner Broadcasting
Katrina Liddell *President, Global Forwarding and Expedite*	Johnson Controls International
Mark Manduca *Chief Investment Officer, Logistics*	Citigroup, Bank of America Merrill Lynch
Baris Oran *Chief Financial Officer, Logistics*	Sabanci Group, Kordsa
Eduardo Pelleissone *Chief Transformation Officer*	Kraft Heinz, America Latina Logistica
Sandeep Sakharkar *Senior Vice President, Logistics Technology*	Foot Locker, Johnson & Johnson
Kevin Sterling *Vice President, Strategy*	Seaport Global Securities, BB&T
Ravi Tulsyan *Deputy Chief Financial Officer and Treasurer*	ADT, Tyco, PepsiCo
Drew Wilkerson *President, Transportation – North America*	C.H. Robinson
Malcolm Wilson *Chief Executive Officer, XPO Logistics Europe*	Norbert Dentressangle, NYK Logistics
Kyle Wismans *Senior Vice President, Financial Planning and Analysis*	Baker Hughes, General Electric
David Wyshner *Chief Financial Officer*	Wyndham, Avis, Merrill Lynch

Note: Partial list in alphabetical order

INVESTOR PRESENTATION MAY 2021

43

XPOLogistics

Business glossary

XPO SERVICES

- **Less-than-truckload (LTL):** LTL is the transportation of a quantity of freight that is larger than a parcel but too small to require an entire truck, and is often shipped on a pallet. LTL shipments are priced according to the weight of the freight, its commodity class (generally determined by cube/weight ratio and type of product), and mileage within designated lanes. An LTL carrier typically operates a hub-and-spoke network that allows for the consolidation of multiple shipments for different customers in single trucks. XPO is the third largest LTL provider in North America, with 290 terminals and over 75,000 next-day and two-day lanes. This network provides customers with geographic density and day-definite regional, inter-regional and transcontinental LTL freight services, including cross-border US service to and from Mexico and Canada, and intra-Canada service. The company also has one of the largest LTL networks in Western Europe, using a blended model of owned and contracted capacity to provide customers with domestic and pan-European solutions,
- **Logistics:** Logistics is an asset-light business characterized by long-term contractual relationships with high renewal rates and low cyclicality. Contracts are typically structured as either fixed-variable, cost-plus or gain-share. XPO is the second largest contract logistics provider in the world, with long-tenured customer relationships in diverse verticals, and customized solutions with high-value-add components, such as advanced automation, that minimize commoditization. The company's services include e-commerce fulfillment, reverse logistics, value-added warehousing and distribution, order personalization, cold-chain logistics, packaging and labeling, aftermarket support, inventory management and supply chain optimization for customers in aerospace, manufacturing, retail, life sciences, chemicals, food and beverage and cold-chain.

  Reverse logistics, also known as returns management, is a fast-growing area of logistics that refers to managing the flow of returned goods back through logistics facilities typically unwanted or defective merchandise. The demand for returns management has increased dramatically along with e-commerce sales, as consumers often "test drive" products they buy online. Reverse logistics services can include cleaning, testing, inspection, refurbishment, restocking, warranty processing and refunding.
- **Truck brokerage:** Truck brokerage is a variable-cost business that facilitates the trucking of freight by procuring carriers through the use of proprietary technology, typically referred to as a TMS (transportation management system). Brokerage net revenue is the spread between the price to the shipper and the cost of purchased transportation. The vast majority of truck brokerage shipments are full truckload: cargo is provided by a single shipper in an amount that requires the full limit of the trailer, either by dimension or weight. XPO is the second largest freight broker globally and the third largest in North America. The company matches shippers' loads with third-party carrier capacity primarily provided by independent contractors with the ability to interact directly on the company's proprietary XPO Connect™ digital platform (see next page). Truck brokers have steadily increased their share of the for-hire trucking market throughout cycles, and shippers increasingly value automation, making digital truck brokerage one of the strongest trends in the transportation industry.

INVESTOR PRESENTATION MAY 2021 44

XPOLogistics

Business glossary (cont.)

XPO TECHNOLOGY

- **XPO Connect™:** XPO's proprietary, fully automated, self-learning digital freight marketplace connects shippers and carriers directly, as well as through company operations. XPO Connect™ gives shippers comprehensive visibility into current market conditions, including fluctuations in capacity, spot rates by geography and digital negotiating through an automated counteroffer feature. Carriers can post available truck capacity and bid on loads, and shippers can tender loads and track their freight in real time. Drivers use the Drive XPO™ app for mobile access to XPO Connect™ from the road. The app also serves as a geo-locator and supports voice-to-text communications. The cloud-based XPO Connect™ platform is deployed in North America and Europe.
- **XPO Direct™:** XPO's national, shared-space distribution network gives retail, e-commerce, omnichannel and manufacturing customers new ways to distribute their goods. XPO Direct™ warehouses serve as stockholding sites and cross-docks that can be utilized by multiple customers at the same time. B2C and B2B customers "rent" XPO's logistics capacity, labor, technology, transportation and storage to reposition inventories fluidly across markets as demand fluctuates without the capital investment of adding distribution centers. The XPO Direct™ network uses XPO's existing assets and supplier relationships as growth levers, capturing incremental business by positioning customer inventories within one or two-day ground delivery of approximately 99% of the US population.
- **XPO Smart™:** XPO's proprietary, intelligent optimization tools improve labor productivity, warehouse management and demand forecasting in the company's logistics and transportation operations. In the company's logistics business, XPO Smart™ interfaces with the XPO's proprietary warehouse management platform to forecast optimal labor levels day-by-day and shift-by-shift, showing the future impact of current decisions. In the transportation business, XPO Smart™ is utilized in the company's less-than-truckload operations to improve cross-dock productivity at LTL network terminals.

INVESTOR PRESENTATION MAY 2021 45

XPOLogistics

Potential profit growth opportunity of ~$700 million to $1 billion

INITIATIVES AS % OF TOTAL XPO-SPECIFIC OPPORTUNITY


Pricing benefits
20%
Revenue initiatives
Cost initiatives
60%
New business initiatives
20%

XPO is executing on 10 profit initiatives that are all self-driven and largely independent of the macro. In total, these initiatives represent a potential $700 million to $1 billion profit improvement run rate in 2023. XPO continued to make progress with these initiatives throughout 2020 and into 2021, due in large part to the company-specific benefits of its proprietary technology developed for transportation and logistics.

The profit improvement opportunity range provided above is expected to apply to current operations as follows: ~50% benefit to global logistics; ~30% benefit to North American LTL; and ~20% benefit to all other transportation lines.

POOL OF COST OPPORTUNITIES

- XPO Smart™ optimization of ~$5 billion of variable labor cost
- Greater efficiencies in LTL linehaul and pickup-and-delivery spend
- Continued logistics automation
- European logistics margin expansion
- Global procurement savings
- Further back-office optimization

POOL OF REVENUE OPPORTUNITIES

- Advanced pricing analytics and revenue tools
- XPO Connect™ digital freight marketplace
- XPO Direct™ shared distribution network
- Focused selling to European strategic accounts

XPO will continue to analyze these and other opportunities to ensure that resources are focused on endeavors that potentially can return the most value.

INVESTOR PRESENTATION MAY 2021
46

XPO Logistics

Additional service: Last mile logistics for heavy goods

Last mile logistics is the facilitation of deliveries to consumer homes, often with white-glove service. XPO specializes in last mile logistics for heavy goods, such as appliances, furniture and large electronics. North American industry size: ~$13 billion[1].

XPO KEY METRICS

Revenue *TTM March 31, 2021*	$953 million
Hub locations	85
Team members[2]	~2,800
Carriers / trucks	~1,800 / ~4,000
Deliveries and installations per year	Over 10 million

INDUSTRY LEADER IN NORTH AMERICA

- XPO is the largest last mile provider for heavy goods
- Customers include omnichannel retail, e-commerce and direct-to-consumer manufacturers
- Asset-light platform positioned within 125 miles of 90% of the US population; independent contractor network
- Consistently high satisfaction levels supported by digital consumer engagement via XPO technology
- XPO Connect™ tools balance route efficiency with consumer at-home availability

Accelerating growth of e-commerce includes trend toward more big and bulky goods bought online

US e-commerce, $ in billions



CAGR 14.9%
135
138
161
190
220
250
287
328
377
435
493
567
707
818
957
1,104
1,249
2008A
2009A
2010A
2011A
2012A
2013A
2014A
2015A
2016A
2017A
2018A
2019A
2020E
2021E
2022E
2023E
2024E

[1] Source: Third-party research
[2] ~1,800 employees and ~1,000 temporary workers

INVESTOR PRESENTATION MAY 2021

47

INVESTOR PRESENTATION MAY 2021 XPO is widely recognized for performance and culture 48 ▪ Named one of the World’s Most Admired Companies by Fortune, 2018, 2019, 2020, 2021 ▪ Ranked #1 in the Fortune 500 category of Transportation and Logistics, 2017, 2018, 2019, 2020 ▪ Awarded silver CSR rating in Europe by EcoVadis for transportation and logistics, 2019, 2020 ▪ Named one of Spain’s Best Companies to Work For by Forbes, 2019, 2020, 2021 ▪ Awarded Apprenticeship of the Year in the UK by Motor Transport, 2020 ▪ Ranked #3 of Top 125 3PLs in France by Supply Chain Magazine, 2020 ▪ Received Innovation Award for partnership with Wavin Manufacturing at Supply Chain Excellence Awards, 2020 ▪ Winner of Dow Chemical’s Sustainability Award for road transportation, 2021 ▪ Named LTL Collaborator of the Year by GlobalTranz , 2021 ▪ Ranked #3 of Top 100 Logistics Providers in the Netherlands by Logistiek , 2020 ▪ Recognized as one of the Most Socially Responsible Companies in France by Statista, 2020 ▪ Honored with Whirlpool Corporation Intermodal Carrier of the Year Award and Maytag Dependability Award for reverse logistics, 20 20 ▪ CEO Brad Jacobs named one of the Top 10 Logistics Leaders by Supply Chain Digital, 2020 ▪ Ranked Logistics Solution Provider of the Year by Urban Transport News in India, 2020 ▪ Received Torres & Earth Award in Spain for making positive contributions to combat climate change, 2020 ▪ Ranked #7 of the Top 20 UK Companies for Quality of Workplace Culture by the Chartered Management Institute, 2020 ▪ Ranked in top three of the Top 100 Transport Companies in France by l’Officiel des Transporteurs , 2019, 2020 ▪ Recognized by Ford Motor Company with World Excellence Awards, 2019 silver - level, 2020 gold - level ▪ Recognized by Owens Corning as Supplier of the Year Award, 2020 ▪ Named a European Diversity Leader by the Financial Times, 2019 ▪ Named a Leader in the Magic Quadrant for 3PL Providers by Gartner, 2018, 2019, 2020 (worldwide) ▪ Recognized by General Motors with Supplier of the Year Award for aftermarket distribution 2019, managed transportation 2020 ▪ XPO Connect Œ received SDCE 100 Award for Innovation from Supply & Demand Chain Executive, 2020 ▪ Partnering with MIT as the first global logistics company to join the Industrial Liaison Program, 2019, 2020 Continued on next page

INVESTOR PRESENTATION MAY 2021 XPO is widely recognized for performance and culture (cont.) 49 ▪ Ranked in top 100 of America's Most Responsible Companies by Newsweek, 2019 ▪ Named a Winning “W” Company by 2020 Women on Boards for gender diversity of the board of directors, 2019 ▪ Named a Great Supply Chain Partner by Supply Chain Brain, 2020 ▪ Awarded Trucks & Roads Award in Russia for operational excellence, 2018, 2019, 2020 ▪ Named a Disruptive Technology Leader on the Freight.Tech 25 by FreightWaves , 2019 ▪ Recognized by Raytheon Company with EPIC Supplier Excellence Award for on - time delivery, 2019 ▪ Recognized by Nissan Manufacturing UK for excellence at Operational Logistics Awards, 2014, 2015, 2016, 2017, 2018, 2019 ▪ Recognized by Boeing Company with Performance Excellence Award, 2018 ▪ Ranked #1 on Transport Topics Top 50 Logistics list, 2017, 2018, 2019, 2020 ▪ Named a Top 100 3PL by Inbound Logistics, 2014, 2015, 2016, 2017, 2018, 2019, 2020 ▪ Recognized by Supply Chain Magazine with an Innovation Award at Kings of the Supply Chain in France, 2020 ▪ Ranked #3 of the Glassdoor Top 20 UK companies with the best leadership and culture, 2018, 2019 ▪ Named to the Fortune Future 50 list of US companies best positioned for breakout growth, 2018 ▪ Awarded Best Employer Practice Award for partnership with DS Workfit by British Association for Supported Employment, 2019 ▪ Awarded a Trucks and Roads Award in Russia, 2018, 2019 ▪ CEO Jacobs ranked #10 on Barron's readers list of World's Best CEOs, 2018 ▪ Awarded Company of the Year for innovation by Assologistica (Italy), 2017, 2018, 2019

XPOLogistics

Select highlights of XPO's people-first culture

- XPO's US warehouse safety record for OSHA reportable incidents is more than four times better than industry average
- Road to Zero program helped decrease the percentages of distracted driving, lost work days and crashes by double digits in 2020
- Appointed a Chief Diversity Officer and launched a Diversity and Inclusion Council in 2020
- Launched a Sustainability Steering Committee and a Diversity and Inclusion Steering Committee in Europe in 2020
- Named 2021 transportation partner of 3-Day Walks® for Susan G. Komen Foundation in its fight against breast cancer
- Partnered with Hispanic Association of Colleges and Universities to provide financial support for HACU's objectives
- Partnered with Truckers Against Trafficking to help combat human trafficking
- Recognized by Human Rights Campaign on the Corporate Equality Index (CEI) for LGBTQ+ inclusion, 2020, 2021
- Donated global logistics services to Soles4Souls, a non-profit committed to disrupting the cycle of poverty
- Partnered with a leading virtual clinic for women and families to provide supplemental health services for employees
- Tuition benefit reimburses employees up to $5,250 annually for pursuing continuing education
- Robust recruitment initiatives emphasize diversity hiring; awarded Viqtory's bronze-level Military-Friendly Employer®
- Company celebrates Black History, Women's History, Hispanic Heritage, Pride and Military Appreciation months
- 300 young people hired to date by XPO Logistics in Europe through the XPO Graduate Program

Progressive Pregnancy Care and Family Bonding benefits

- Any XPO employee, male or female, receives up to six weeks of 100% paid postnatal leave as primary caregiver; women receive up to 20 days of 100% paid prenatal leave for health and wellness
- "Automatic yes" pregnancy accommodations granted on request; more extensive accommodations easily arranged
- XPO guarantees that a woman will continue to be paid her regular base wage rate, and remain eligible for wage increases, while her pregnancy accommodations are in effect

XPO's latest Sustainability Report is available online at sustainability.xpo.com

INVESTOR PRESENTATION MAY 2021

50

INVESTOR PRESENTATION MAY 2021 Strongly committed to sustainability in transportation and logistics 51 TRANSPORTATION ▪ Named a Top 75 Green Supply Chain Partner by Inbound Logistics for 2016, 2017, 2018, 2019, 2020 ▪ Awarded Trophées EVE 2020 for implementing an “urban river” solution to reduce CO 2 emissions during inner - city deliveries in Paris, in cooperation with the Ports of Paris, City of Paris, Île - de - France region and Voies Navigables de France ▪ Renewed three - year commitment to the CO 2 Charter in France, extending 10 - year commitment to sustainability ▪ Expanded fleet with 80 liquified natural gas (LNG) trucks in Europe in 2020; now over 250 natural gas trucks in Europe ▪ Invested in fuel - efficient Freightliner Cascadia tractors in North America (EPA - compliant and GHG14 - compliant technology), and Stralis Natural Power Euro VI tractors in Europe ▪ European fleet has reduced fuel consumption by 10% since 2015 ▪ Partnered with ENGIE Solutions, a leading provider of sustainable mobility, to transport natural gas in cryogenic tanks capab le of maintaining extremely low temperatures ▪ Mega - trucks in Spain can reduce CO 2 emissions by up to 20%; tested duo - trailer for Ministry of Transport ▪ XPO drivers train in responsible eco - driving and fuel usage reduction techniques ▪ North American LTL locations implementing phased upgrades to LED lighting ▪ Experimenting in Europe with diesel - electric hybrids and zero - emission electric vans for last mile service CarbonNET , our proprietary, cloud - based calculator, helps our operations document emission sources, activity data and CO 2 calculations

INVESTOR PRESENTATION MAY 2021 Strongly committed to sustainability in transportation and logistics (cont.) 52 LOGISTICS ▪ XPO’s Digital Distribution Warehouse of the Future for Nestlé in the UK is an environmentally advanced facility, with ammonia refrigeration, LED lighting, air - source heat pumps and a rainwater harvesting system ▪ Numerous XPO facilities are ISO14001 - certified to high standards for environmental management ▪ XPO has equipped close to 50% of its total space in Europe with LED lighting systems, which has already saved approximately 2 ,50 0 tons of CO 2 ▪ Nearly 75% of XPO’s total space in Europe are expected to operate LED lighting systems by year - end 2021 ▪ Polystyrene recycling initiative launched in France in partnership with Envie , an organization that gets vulnerable people back to work; recognized with the Sustainable Industry Award by L'Usine Nouvelle ▪ Long - time partner of EPA SmartWay ® Logistics in North America; EPA’s Energy Star Warehouse Leadership Group ▪ 96% of XPO’s logistics sites are eligible for the EPA’s Stormwater No Exposure Certification ▪ Obtained Ecocert Organic Certification for temperature - controlled logistics warehouses in France, 2019 ▪ Defined greenhouse gas and landfill reduction targets for North American logistics and drafted procedures to address sustaina ble procurement, greenhouse gas emissions, landfill diversion, natural resource conservation and energy efficiency ▪ Utilizing electronic waybills and documentation in global operations to reduce paper and other waste ▪ Energy efficiency evaluations performed prior to selecting warehouses to lease ▪ Vast majority of material handling devices used in logistics sites operate on battery power instead of fuel ▪ Millions of electronic components and batteries recycled annually as a byproduct of managing reverse logistics ▪ Packaging engineers ensure that optimal carton size is used for each product slated for distribution ▪ Reusable kitting tools manufactured by XPO utilized for installation of parts in customer operations

INVESTOR PRESENTATION MAY 2021 Appendix

INVESTOR PRESENTATION MAY 2021 Financial reconciliations 54 The following table reconciles XPO’s net income attributable to common shareholders for the periods ended March 31, 2021 and 2020 to adjusted EBITDA for the same periods. 1 Relates to the Series A Preferred Stock and is comprised of actual preferred stock dividends and the non - cash allocation of und istributed earnings 2 Adjusted EBITDA includes North American less - than - truckload real estate gains of $17 million and $27 million for the three mont hs ended March 31, 2021 and 2020, respectively 3 Adjusted EBITDA margin is calculated as adjusted EBITDA divided by revenue. Note: Adjusted EBITDA was prepared assuming 100% ownership of XPO Logistics Europe Refer to the “Non - GAAP Financial Measures” section on page 2 of this document Change % Net income attributable to common shareholders $ 115 $ 21 447.6% Distributed and undistributed net income (1) - 2 Net income attributable to noncontrolling interests 3 2 Net income 118 25 372.0% Debt extinguishment loss 8 - Interest expense 69 72 Income tax provision 35 10 Depreciation and amortization expense 192 183 Unrealized gain on foreign currency option and forward contracts (1) (4) Transaction and integration costs 18 44 Restructuring costs 4 3 Adjusted EBITDA (2) $ 443 $ 333 33.0% Revenue $ 4,774 $ 3,864 23.6% Adjusted EBITDA margin (3) 9.3% 8.6% Three Months Ended March 31, 2021 2020 XPO LOGISTICS, INC. RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA (Unaudited) (In millions)

INVESTOR PRESENTATION MAY 2021 GAAP net income attributable to common shareholders $ 115 $ 21 Debt extinguishment loss 8 - Unrealized gain on foreign currency option and forward contracts (1) (4) Amortization of acquisition-related intangible assets 36 35 Transaction and integration costs 18 44 Restructuring costs 4 3 Income tax associated with the adjustments above (2) (15) (22) Impact of noncontrolling interests on above adjustments (1) - Allocation of undistributed earnings - (6) Adjusted net income attributable to common shareholders $ 164 $ 71 Adjusted basic earnings per share $ 1.55 $ 0.77 Adjusted diluted earnings per share $ 1.46 $ 0.69 Weighted-average common shares outstanding Basic weighted-average common shares outstanding 106 92 Diluted weighted-average common shares outstanding 112 103 March 31, Three Months Ended 2021 2020 (1) Financial reconciliations (cont.) 55 1 First quarter 2020 was recast to exclude the amortization of acquisition - related intangible assets 2 The income tax rate applied to reconciling items is based on the GAAP annual effective tax rate, excluding discrete items and c ontribution - and margin - based taxes Note: Refer to the “Non - GAAP Financial Measures” section on page 2 of this document The following table reconciles XPO’s net income attributable to common shareholders for the periods ended March 31, 2021 and 2020 to adjusted net income attributable to common shareholders for the same periods. XPO LOGISTICS, INC. RECONCILIATION OF GAAP NET INCOME AND NET INCOME PER SHARE TO ADJUSTED NET INCOME AND ADJUSTED NET INCOME PER SHARE (Unaudited) (In millions, except per share data)

INVESTOR PRESENTATION MAY 2021 Financial reconciliations (cont.) 56 Note: 2016 and 2017 data have been recast to reflect the impact of Accounting Standards Update 2016 - 18 Refer to the “Non - GAAP Financial Measures” section on page 2 of this document The following table reconciles XPO’s net cash provided by operating activities for the quarters ended March 31, 2021 and 2020 , and the years ended December 31, 2020, 2019, 2018, 2017, 2016 and 2015 to free cash flow for the same periods. Net cash provided by operating activities $ 173 $ 180 $ 885 $ 791 $ 1,102 $ 785 $ 622 $ 91 Cash collected on deferred purchase price receivable - - - 186 - - - - Adjusted net cash provided by operating activities 173 180 885 977 1,102 785 622 91 Payment for purchases of property and equipment (140) (139) (526) (601) (551) (504) (483) (249) Proceeds from sales of property and equipment 36 54 195 252 143 118 69 60 Free Cash Flow $ 69 $ 95 $ 554 $ 628 $ 694 $ 399 $ 208 $ (98) March 31, Years Ended December 31, 2020 2019 2016 2021 2018 2017 2020 2015 Three Months Ended XPO LOGISTICS, INC. RECONCILIATION OF CASH FLOWS FROM OPERATING ACTIVITIES TO FREE CASH FLOW (Unaudited) (In millions)

XPOLogistics

Financial reconciliations (cont.)

The following table reconciles XPO's operating income attributable to its North American less-than-truckload business for the quarters ended March 31 2021 and 2020, and for the years ended December 31, 2020, 2019, 2018, 2017, 2016 and 2015 to adjusted operating income, adjusted operating ratio and adjusted EBITDA for the same periods.

RECONCILIATION OF NON-GAAP MEASURES
XPO LOGISTICS NORTH AMERICAN LESS-THAN-TRUCKLOAD
ADJUSTED OPERATING RATIO AND ADJUSTED EBITDA

(Unaudited) (In millions)	Three Months Ended March 31,		Years Ended December 31,					
	2021	2020	2020	2019	2018	2017	2016	2015
Revenue (excluding fuel surcharge revenue)	$ 827	$ 775	$ 3,106	$ 3,259	$ 3,230	$ 3,140	$ 3,035	$ 3,081
Fuel surcharge revenue	135	123	433	532	552	455	370	448
Revenue	962	898	3,539	3,791	3,782	3,595	3,405	3,529
Salaries, wages and employee benefits	453	437	1,748	1,786	1,754	1,697	1,676	1,741
Purchased transportation	94	87	334	397	400	438	438	508
Fuel and fuel-related taxes	63	57	186	264	293	234	191	230
Other operating expenses	134	118	495	471	590	574	538	635
Depreciation and amortization	55	56	224	227	243	233	203	164
Rents and leases	18	15	65	49	44	42	41	49
Operating income [1]	145	128	487	597	458	377	318	202
Operating ratio [2]	84.9%	85.7%	86.2%	84.3%	87.9%	89.5%	90.7%	94.3%
Transaction, integration and rebranding costs	-	2	5	-	-	19	24	21
Restructuring costs	-	-	4	3	3	-	-	-
Amortization expense	8	8	34	34	33	34	34	10
Other income [3]	14	11	43	22	29	12	-	-
Depreciation adjustment from updated purchase price allocation of acquired assets	-	-	-	-	-	-	(2)	-
Adjusted operating income [1]	$ 167	$ 149	$ 573	$ 656	$ 523	$ 442	$ 374	$ 233
Adjusted operating ratio [4] [5]	82.6%	83.4%	83.8%	82.7%	86.2%	87.7%	89.0%	93.4%
Depreciation expense	47	48	190	193	210	199	169	154
Other	-	-	1	2	-	6	4	(6)
Adjusted EBITDA [1]	$ 214	$ 197	$ 764	$ 851	$ 733	$ 647	$ 547	$ 381

[1] Operating income, adjusted operating income and adjusted EBITDA include real estate gains of $17 million and $27 million for the three months ended March 31, 2021 and 2020, respectively
[2] Operating ratio is calculated as (1 - (operating income divided by revenue))
[3] Other income primarily consists of pension income
[4] Adjusted operating ratio is calculated as (1 - (Adjusted operating income divided by Revenue)). Adjusted operating margin is the inverse of adjusted operating ratio
[5] Excluding impact of gains on real estate transactions from both periods, adjusted operating ratio improved by 220 basis points from 86.5% in the first quarter of 2020 to 84.3% in the first quarter of 2021
Note: Refer to the "Non-GAAP Financial Measures" section on page 2 of this document

INVESTOR PRESENTATION MAY 2021

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INVESTOR PRESENTATION MAY 2021 Financial reconciliations (cont.) 58 1 Relates to the conversion of 69,445 shares of the company's Series A Preferred Stock 2 Relates to the Series A Preferred Stock and is comprised of actual preferred stock dividends and the non - cash allocation of und istributed earnings Refer to the “Non - GAAP Financial Measures” section on page 2 of this document The following table reconciles XPO’s net income attributable to common shareholders for the trailing twelve months ended March 31, 2021 to adjusted EBITDA for the same period. Net income attributable to common shareholders $ 173 $ 115 $ 79 $ 21 Preferred stock conversion charge (1) 22 - 22 - Distributed and undistributed net income (2) 7 - 9 2 Net income attributable to noncontrolling interests 8 3 7 2 Net income 210 118 117 25 Debt extinguishment loss 8 8 - - Interest expense 322 69 325 72 Income tax provision 56 35 31 10 Depreciation and amortization expense 775 192 766 183 Unrealized (gain) loss on foreign currency option and forward contracts 1 (1) (2) (4) Transaction and integration costs 74 18 100 44 Restructuring costs 57 4 56 3 Adjusted EBITDA $ 1,503 $ 443 $ 1,393 $ 333 March 31, March 31, December 31, March 31, 2021 2021 2020 2020 Trailing Twelve Months Ended Three Months Ended Twelve Months Ended Three Months Ended XPO LOGISTICS, INC. RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA (Unaudited) (In millions)

XPOLogistics

Financial reconciliations (cont.)

The following table reconciles XPO's net income attributable to common shareholders for the years ended December 31, 2020, 2019, 2018, 2017, 2016 and 2015 to adjusted EBITDA and adjusted EBITDA excluding the North American truckload business divested in 2016.

XPO LOGISTICS, INC.
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA EXCLUDING TRUCKLOAD

(Unaudited)
(In millions)

	Years Ended December 31,					
	2020	2019	2018	2017	2016	2015
Net income (loss) attributable to common shareholders	$ 79	$ 379	$ 390	$ 312	$ 63	$ (246)
Preferred stock beneficial conversion charge [(1)]	22	-	-	-	-	52
Distributed and undistributed net income	9	40	32	28	6	3
Net income (loss) attributable to noncontrolling interests	7	21	22	20	16	(1)
Net income (loss)	117	440	444	360	85	(192)
Debt commitment fees	-	-	-	-	-	20
Debt extinguishment loss	-	5	27	36	70	-
Other interest expense	325	292	217	284	361	187
Loss on conversion of convertible senior notes	-	-	-	1	-	10
Income tax provision (benefit)	31	129	122	(99)	22	(91)
Accelerated amortization of trade names	-	-	-	-	-	2
Depreciation and amortization expense	766	739	716	658	643	363
Unrealized (gain) loss on foreign currency option and forward contracts	(2)	9	(20)	49	(36)	3
Transaction, integration and rebranding costs	100	5	33	78	103	201
Restructuring costs	56	49	21	-	-	-
Litigation costs	-	-	26	-	-	-
Gain on sale of equity investment	-	-	(24)	-	-	-
Gain on sale of intermodal equipment	-	-	-	-	-	(10)
Adjusted EBITDA	$ 1,393	$ 1,668	$ 1,562	$ 1,367	$ 1,248	$ 493
Adjusted EBITDA divested NA Truckload business	-	-	-	-	80	19
Adjusted EBITDA excluding Truckload	$ 1,393	$ 1,668	$ 1,562	$ 1,367	$ 1,168	$ 474

[1] 2020 charge relates to the conversion of 69,445 shares of the company's Series A Preferred Stock
Note: Adjusted EBITDA was prepared assuming 100% ownership of XPO Logistics Europe
Refer to the "Non-GAAP Financial Measures" section on page 2 of this document

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